Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody Carey

Rx Communications Group, LLC

Phone: (917) 322-2568

mcarey@rxir.com

PharmAthene Reports First Quarter 2017 Financial and Operational Results

ANNAPOLIS, MD – May 3, 2017 – PharmAthene, Inc. (NYSE MKT: PIP), a biodefense company developing medical countermeasures against anthrax, today reported its financial and operational results for the first quarter of 2017.

First quarter and subsequent highlights include:

•	On February 3, 2017, PharmAthene paid a one-time special cash dividend of $2.91 per share of PharmAthene common stock. The special dividend, totaling an aggregate payment of approximately $200 million, represents approximately 98% of the after tax net cash proceeds, received from SIGA Technologies, Inc. in satisfaction of a judgment owed to PharmAthene by SIGA.

•	On March 13, 2017, PharmAthene established a record date and meeting date for a special meeting of stockholder to vote upon, among other things, the proposal to adopt the agreement and plan of merger and reorganization involving PharmAthene and Altimmune, Inc. PharmAthene stockholders of record at the close of business on March 22, 2017, will be entitled to receive the notice of, and to vote at, the PharmAthene special meeting which will be held on May 4, 2017.

For the three months ended March 31, 2017, PharmAthene recognized revenue of $0.8 million compared to $1.0 million for the corresponding period in 2016. Revenue was derived from an existing contract with National Institute of Allergy and Infectious Diseases (NIAID) for the development of SparVax-L, a next generation lyophilized anthrax vaccine. Revenue recognized to date under this contract is $10.3 million.

Research and development expenses in the first quarter of 2017 were $0.7 million compared to $1.0 million for the corresponding period in 2016. The decrease was primarily due to efforts associated with a stability program related to the NIAID program which were no longer active during the same period in 2017. Similarly, research and development expenses for a tech transfer and the preparation of an engineering batch were at a point of high activity during the first quarter of 2016.

Expenses associated with general and administrative functions were $3.2 million in the first quarter of 2017 compared to $1.2 million in the first quarter of 2016. The increase was primarily due to transaction costs relating to the proposed merger transaction involving Altimmune, Inc., professional fees, and labor costs.

For the first quarter of 2017, the Company’s net loss was $2.2 million, or $(0.03) per share, compared to a net loss of $1.2 million, or $(0.02) per share, for the corresponding period in 2016.

Cash and cash equivalents at the end of the first quarter of 2017 were $15.8 million compared to $154.0 at the end of fiscal year 2016.

On September 9, 2014, PharmAthene entered into an incrementally funded contract with the National Institutes of Allergy and Infectious Diseases (“NIAID") for the development of a next generation lyophilized anthrax vaccine (“SparVax-L”) which provided for potential aggregate funding of up to approximately $28.1 million, if all technical milestones were met and all eight contract options were exercised by NIAID. NIAID has exercised four options under this agreement providing for performance through December 31, 2017. PharmAthene has been informed by NIAID that it will exercise only one of the additional remaining options under the contract to provide funding for a non-human primate challenge study which PharmAthene believes may be used to support an advanced development funding proposal to the Biomedical Advanced Research and Development Authority (“BARDA”). Work under all exercised options will continue bringing total committed and final funding under the NIAID contract to $15.1 million.

About PharmAthene

PharmAthene is engaged in the development of a next generation anthrax vaccine that is intended to improve protection and safety while having favorable dosage and storage requirements compared to other anthrax vaccines.

The Proposed Merger

On January 18, 2017, PharmAthene entered into an agreement and plan of merger and reorganization pursuant to which its wholly-owned subsidiary, Mustang Merger Sub, Inc., will be merged with and into Altimmune, Inc., with Altimmune as the surviving subsidiary, and immediately thereafter, Altimmune will be merged with and into Mustang Merger Sub LLC, with Mustang Merger Sub LLC as the surviving entity in such merger. Following the consummation of the mergers, PharmAthene will change its name to “Altimmune, Inc.” PharmAthene’s Board of Directors has established a record date of March 22, 2017 for a Special Meeting of Stockholders scheduled for May 4, 2017 at which stockholders of PharmAthene will have an opportunity to approve the proposals relating to the mergers.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; “will”; “project”; or similar statements are forward-looking statements. Risks and uncertainties include risks associated with our ability to consummate the mergers with Altimmune, our ability to advance our next generation anthrax vaccine programs; and other risks detailed from time to time in PharmAthene’s Forms 10-K and 10-Q under the caption “Risk Factors”, its Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission (SEC) on February 3, 2017 (File No. 333-215891) and in its other reports and registration statements filed with the SEC. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law.

Additional Information and Where to Find It

In connection with the proposed mergers involving PharmAthene, Inc. and Altimmune, Inc., PharmAthene has filed with the SEC a current report on Form 8-K, which included the merger agreement and related documents. In addition, PharmAthene has filed a registration statement on Form S-4 with the SEC, which contains a final proxy statement/prospectus/consent solicitation and other relevant materials, and may file with the SEC other documents regarding the proposed transaction. The final proxy statement/prospectus/consent solicitation has been sent to the stockholders of PharmAthene and Altimmune. The final proxy statement/prospectus contains information about PharmAthene, Altimmune, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY, AS THEY CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGERS AND RELATED MATTERS. In addition to having received the proxy statement/prospectus/consent solicitation and proxy card by mail, stockholders may also obtain the final proxy statement/prospectus/consent solicitation, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: PharmAthene, Inc., One Park Place, Suite 450, Annapolis, Maryland 21401, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed mergers. Altimmune and its officers and directors also may be deemed participants in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in PharmAthene’s Annual Report on Form 10-K, filed with the SEC on March 14, 2017. Information regarding any interest that PharmAthene, Altimmune or any of the executive officers or directors of PharmAthene or Altimmune may have in the transaction with Altimmune is set forth in the final proxy statement/prospectus/consent solicitation described above.

Copies of PharmAthene’s public disclosure filings are available on our website under the investor relations tab at www.PharmAthene.com.

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Tables Follow

PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$15,782,402	$153,994,922
Short-term investments	-	66,810,962
Billed accounts receivable	241,873	301,824
Unbilled accounts receivable	798,855	697,321
Income tax receivable	1,001,315	-
Prepaid expenses and other current assets	467,642	464,797
Total current assets	18,292,087	222,269,826

Property and equipment, net	87,937	120,944
Goodwill	2,348,453	2,348,453
Total assets	$20,728,477	$224,739,223

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$839,465	$926,529
Dividends payable	-	197,083,993
Accrued expenses and other liabilities	1,339,618	2,083,472
Accrued income tax payable	-	3,157,563
Accrued restructuring expenses	43,909	109,126
Other short-term liabilities	11,588	11,588
Derivative instruments	-	1,465,272
Total current liabilities	2,234,580	204,837,543

Other long-term liabilities	442,589	442,589
Total liabilities	2,677,169	205,280,132

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 68,815,195 and 67,726,458 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	6,882	6,773
Additional paid-in capital	50,111,875	49,323,222
Accumulated other comprehensive loss	-	(1,052)
Accumulated deficit	(32,067,449)	(29,869,852)
Total stockholders' equity	18,051,308	19,459,091
Total liabilities and stockholders' equity	$20,728,477	$224,739,223

PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2017	2016

Contract revenue	$804,071	$1,005,694

Operating expenses:
Research and development	725,797	1,029,131
General and administrative	3,228,590	1,193,298
Depreciation	33,007	37,701
Total operating expenses	3,987,394	2,260,130

Loss from operations	$(3,183,323)	$(1,254,436)
Other (expense) income:
Interest income (expense), net	74,977	(1,050)
Change in fair value of derivative instruments	(90,191)	39,898
Other (expense) income	(375)	4,119
Total other (expense) income	(15,589)	42,967

Loss before income taxes	(3,198,912)	(1,211,469)
Income tax benefit (provision)	1,001,315	(15,437)
Net loss	$(2,197,597)	$(1,226,906)

Basic and diluted net loss per share	$(0.03)	$(0.02)
Weighted-average shares used in calculation of basic and diluted net loss per share	68,737,093	64,404,396